Exhibit 16.1

5Fl., Woojin Bldg., 306 Bankpo-daero, Seocho-gu Seoul 06509, Korea

March 25, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Play Company Co., Ltd. pursuant to Item 16F of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form F-4 of K Wave Media Ltd. dated March 25, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,